Exhibit 99

CACI Announces CEO Transition

President and CEO Paul M. Cofoni to Retire as of December 1, 2012, Named Chief Advisor to CACI Executive Chairman Effective July 1, 2012

President of U.S. Operations Daniel D. Allen Appointed President and CEO

U.S. Operations COO John S. Mengucci Named COO and President of U.S. Operations

ARLINGTON, Va.--(BUSINESS WIRE)--June 6, 2012--CACI International Inc (NYSE: CACI) announced today that President and Chief Executive Officer Paul M. Cofoni has notified the company of his intention to retire as of December 1, 2012. To support a smooth and efficient CEO transition, effective July 1, 2012, Mr. Cofoni will assume the role of Chief Advisor to Executive Chairman of the Board Dr. J.P. (Jack) London. Current President of U.S. Operations Daniel D. Allen will be appointed President and CEO; and current Chief Operating Officer of U.S. Operations John S. Mengucci will be named Chief Operating Officer and President of U.S. Operations.

Dr. London stated, “As CACI completes its 50th year in business, I thank Paul Cofoni for his exceptional leadership and his outstanding contributions to our historic growth. His service now as Chief Advisor to me and our Board will assure a seamless CEO transition while continuing his valuable work with our company. I look forward to working with Dan Allen and the valuable experience and strength he brings to our company.”

Mr. Cofoni said, “CACI today is a leader in our industry and a driving force in delivering innovative solutions for our clients and value for our shareholders. Our growth strategy will continue under the leadership of Dan Allen, an exceptional and well-respected professional who possesses outstanding experience with large, Tier 1 organizations in our market space. Dan will continue to make CACI the employer of choice for talented professionals as he sustains our focus on operational excellence, innovation, our industry-leading mergers and acquisitions program, and growing our business. Joining Dan will be John Mengucci as COO and President of U.S. Operations, bringing proven and complementary capabilities to this outstanding partnership. I thank CACI’s Board of Directors for its support and confidence in me, and I look forward to continuing my service to the Board now as Chief Advisor. I am also proud to have led CACI’s talented professionals whose pride in their work can be seen every day in the innovative solutions they provide to our clients, who have the most important missions in the world in serving our citizens and protecting our nation.”

Paul Cofoni joined CACI as President of U.S. Operations in August 2005, and was named President and CEO in July 2007. Under Mr. Cofoni’s guidance, CACI grew from approximately 9,500 employees to its current base of some 14,600 professionals. The company also set records for financial performance, more than doubling in revenue from $1.6 billion in 2005 to the currently projected $3.8 billion for its FY12, including the integration of more than 20 acquisitions. Throughout this time, Mr. Cofoni shaped CACI’s extensive portfolio of solutions and services to support defense, intelligence, homeland security, and government transformation.

Mr. Cofoni is well-respected for his leadership of CACI’s dedicated employees. In 2011, his leadership earned him recognition as Government Contractor Executive of the Year and was instrumental in CACI’s selection as the 2009 Government Contractor of the Year for companies in its class. He is a two-time recipient of Federal Computer Week’s “Fed 100” honor roll of IT pioneers in the federal government, and his leadership was integral to Fortune magazine’s selection of CACI as among the 2012 Most Admired Companies in the world.

Another hallmark of Mr. Cofoni’s career was his reengineering of CACI’s recruiting programs with a special focus on hiring veterans. He created the company’s Deploying Talent - Creating Careers program for recruiting veterans with disabilities, now regarded as one of the industry’s preeminent veteran recruiting programs. This and similar initiatives he launched have established CACI as a leader in helping veterans transition to civilian life.

Dan Allen joined CACI as Chief Operating Officer of U.S. Operations in March 2011, bringing a strong track record of maintaining consistent growth in large operations within the information technology and intelligence industry. His 30 years of experience includes leading the development and delivery of information solutions in such areas as intelligence, cyberspace, and enterprise IT services for Intelligence Community, Department of Defense, and federal civilian clients. In January 2012, he was named CACI’s President of U.S. Operations. In this role, he has championed initiatives promoting growth in CACI’s existing markets, expansion of its business base, program performance, and leadership and employee development, positioning CACI to continue its growth momentum.

Mr. Allen commented, “I am confident in the CACI Team and its ability to compete and win in our large addressable market. We have a vibrant culture based on agility and innovation, are unwavering in our ethics and integrity, and have great employees working every day to meet our commitments to clients and shareholders. We are focused on the high-priority markets of defense, intelligence, homeland security, and government transformation. We also expect to capitalize on high-growth opportunities in cyberspace, healthcare IT, and Special Operations. We have built a lean organization with a strong program of operational excellence that continually delivers high client satisfaction. Our mergers and acquisitions program will remain an important part of our forward momentum, and our investments in our people, business, and capabilities will enable CACI to effectively deliver on our client’s highest priorities. I now look forward to working with the CACI Board in continuing the company’s growth record. I also want to thank Paul Cofoni for his wisdom and exceptional leadership and vision, which will be invaluable to me in the future as I continue CACI’s legacy of integrity, innovation, client service, and our dedicated support for America’s greatest challenges.”

John Mengucci joined CACI as Chief Operating Officer of U.S. Operations in February 2012, also bringing considerable expertise in implementing successful business strategies for multibillion-dollar organizations, as well as extensive experience in serving the needs of both federal civilian and Department of Defense clients. With CACI, Mr. Mengucci will focus on operational excellence and driving increased efficiencies in company business practices.

Mr. Mengucci said, “With CACI’s highly diversified business base and our employees’ commitment to integrity and operational excellence, I see significant opportunities for ongoing growth in core markets and accelerated momentum in emerging markets that are key to our future success. Our innovative solutions and strong record of program performance consistently deliver high client satisfaction. I look forward to leveraging the robust capabilities CACI brings to our clients. I’m proud to partner with Dan Allen and our entire team of highly skilled leaders whose vision and strategy are guiding one of the top-performing companies in our industry.”

CACI also announced its Fiscal Year 2013 guidance, reiterated its FY12 revenue and net income guidance, and stated its Board of Directors has authorized a new share repurchase program, the second in this fiscal year, for 4 million shares of the company’s common stock. These actions reflect CACI’s continuing confidence in its future performance and stock value, and reaffirm that the company maintains a steadfast commitment to delivering value for its employees, clients, and shareholders.

Celebrating our 50th year in business, CACI sustains an exceptional record of success by providing professional services and IT solutions needed to prevail in the areas of defense, intelligence, homeland security, and IT modernization and government transformation. We deliver business system solutions; C2 solutions; cyberspace solutions; enterprise IT solutions; geospatial solutions; healthcare IT solutions; identity management solutions; integrated security solutions; investigation and litigation support; ISR solutions; knowledge management solutions; logistics and material readiness; mobility solutions; and program management and SETA support. CACI solutions help federal clients provide for national security, improve communications and collaboration, secure information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. A member of the Fortune 1000 Largest Companies and the Russell 2000 index, CACI provides dynamic careers for approximately 14,600 employees working in over 120 offices in the U.S. and Europe. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

CACI-HR

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com